EXECUTIVE AGREEMENT

This Executive Agreement dated as of September 14, 2010 is by and between Parametric Technology Corporation, a Massachusetts corporation (the “Company”), and Jeffrey D. Glidden (the “Executive”).

WHEREAS, the Executive is the Chief Financial Officer of the Company; and

WHEREAS, the Company wishes to make the following arrangements with the Executive concerning certain payments and benefits to be provided to the Executive if his employment with the Company is terminated without Cause or if certain other events specified herein occur;

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1. Definitions.

For the purposes of this Agreement:

(a) “Board” means the Company’s board of directors.

(b) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(c) “Cause” means

(i) the Executive’s willful and continued failure to substantially perform his duties to the Company (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness), provided that the Company has delivered a written demand for performance to the Executive specifically identifying the manner in which the Company believes that the Executive has not substantially performed his duties and the Executive does not cure such failure within thirty (30) days after such demand;

(ii) willful conduct by the Executive which is demonstrably and materially injurious to the Company;

(iii) the Executive’s conviction of, or pleading of guilty or nolo contendere to, a felony;

(iv) the Executive’s entry in his personal capacity into a consent decree relating to the business of the Company with any government body; or

(v) the Executive’s willful violation of any material provision of his Non-Disclosure, Non-Competition and Invention Agreement with the Company; provided that, if such violation is able to be cured, the Executive has not, within thirty (30) days after written demand by the Company, cured such violation.

For purposes of this definition, no act or failure to act on the Executive’s part shall be deemed “willful” unless done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (other than as a result of acquisitions of such securities from the Company);

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board;

(iii) the consummation of a merger, share exchange or consolidation of the Company or any subsidiary of the Company with any other entity (each a “Business Combination”), other than (A) a Business Combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) beneficial ownership, directly or indirectly, of a majority of the combined voting power of the Company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries) outstanding immediately after such Business Combination or (B) a merger, share exchange or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets but excluding a sale or spin-off of a product line, business unit or line of business of the Company if the remaining business is significant as determined by the Company’s board of directors in its sole discretion.

(e) “Change in Control Termination” means any of the following terminations of the Executive’s employment:

(i) termination of the Executive’s employment by the Company during the period from the date of a Change in Control through the second anniversary thereof, other than for Cause or as a result of the Executive’s Disability;

(ii) resignation by the Executive for Good Reason during the period from the date of a Change in Control through the second anniversary thereof; or

(iii) termination of the Executive’s employment by the Company within one hundred eighty (180) days prior to a Change in Control, other than for Cause or as a result of the Executive’s Disability, if it is reasonably demonstrated by the Executive that such termination of employment (A) was at the request of a third party that has taken steps reasonably calculated to effect the Change in Control or (B) was otherwise related to or in anticipation of the Change in Control.  A Change in Control Termination under this Section 1(e)(iii) shall be deemed to have occurred if and when the Change in Control occurs.

(f) “Disability” means such physical or mental incapacity as to make the Executive unable to perform the essential functions of his employment duties for a period of at least sixty (60) consecutive days with or without reasonable accommodation.  If any question shall arise as to whether during any period the Executive is so disabled as to be unable to perform the essential functions of his employment duties with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.  The Executive shall cooperate with any reasonable request of the physician in connection with such certification.  If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive.

(g) “Good Reason” means the occurrence, without the Executive’s consent and without Cause, of any of the following events after or in connection with a Change in Control (provided that the Executive shall have given the Company written notice describing such event within ninety (90) days of its initial existence and the matter shall not have been fully remedied by the Company within thirty (30) days after receipt of such notice):

(i) any reduction of the Executive’s annual base salary or target bonus as in effect at the date of the Change in Control; provided that any such reduction (not exceeding fifteen percent (15%) of either (A) such base salary or (B) the sum of such base salary and such target bonus) that is consistent with similar actions taken with respect to the base salaries and/or target bonuses of the other senior executives of the Company shall not constitute Good Reason;

(ii) any material reduction in the aggregate benefits for which the Executive is eligible under the Company’s benefit plans, including medical, dental, vision, basic life insurance, retirement, paid time off, long-term disability and short-term disability plans; provided that any such reduction or other action that is consistent with similar actions taken with respect to comparable benefits of the Company employees generally shall not constitute Good Reason;

(iii) a material diminution in the substantive responsibilities or the scope of the Executive’s position, taking into consideration, without limitation, the dollar amount of the budget and the number of employees for which the Executive has responsibility (and a reduction of more than ten percent (10%) in such dollar amount or such number from that which was applicable at the date of the Change in Control shall be deemed a “material diminution” unless it is comparable to similar reductions then applicable to the Company’s executive officers generally);

(iv) any breach by the Company of its material obligations under this Agreement;

(v) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

(vi) any requirement that the Executive relocate to a primary work site that would increase the Executive’s one-way commute distance by more than fifty (50) miles from the Executive’s then principal residence.

(h) “Stock Plan” means any stock option or equity compensation plan of the Company in effect at any time, including without limitation the 2000 Equity Incentive Plan.

2. Termination of Employment without Cause.

If the Company terminates the Executive’s employment without Cause, other than a termination constituting a Change in Control Termination or a termination due to his Disability, the Executive shall be entitled to the following:

(a) a lump sum payment in an amount equal to one times the highest annual salary (excluding any bonuses) in effect with respect to the Executive during the six-month period immediately preceding the termination date, payable within forty-five (45) days after the termination date; and

(b) continued participation in the Company’s medical, dental, vision and basic life insurance benefit plans (the “Benefit Plans”), subject to the terms and conditions of the respective plans and applicable law, for a period of one year following the termination date; provided that, to the extent that any of the Benefit Plans does not permit such continuation of the Executive’s participation following his termination or any such plan is terminated, the Company shall pay the Executive an amount which is sufficient for him to purchase equivalent benefits, such amount to be paid quarterly in advance; provided further, however, that to the extent the Executive becomes eligible to receive medical, dental, vision and/or basic life insurance benefits under a plan provided by another employer, the Executive’s entitlement to participate in the corresponding Benefit Plans or to receive such corresponding alternate payments shall cease as of the date the Executive is eligible to participate in such other plan, and the Executive shall promptly notify the Company of his eligibility under such plan.

3. Change in Control.

(a) Equity Awards.  Effective upon a Change in Control that occurs during the Executive’s employment, except as provided in Section 3(b), the following shall occur:

(i) any performance criteria applicable to any stock options, stock appreciation rights, restricted stock units, restricted stock or other equity awards issued under any Stock Plan and held by the Executive shall be deemed to have been met in full;

(ii) any of the restrictions on any shares of restricted stock issued under any Stock Plan and held by Executive that are scheduled by their terms (after giving effect to clause (i) of this Section 3(a)) to lapse after the second anniversary of the Change in Control shall lapse immediately so that the portion of such shares formerly subject to such restrictions shall become unrestricted (and any such restrictions that are scheduled by their terms to lapse on or before the second anniversary of the Change in Control shall remain unchanged except as provided in clause (i));

(iii) any other equity awards (including without limitation any stock options, stock appreciation rights and restricted stock units) issued under any Stock Plan and held by Executive that are scheduled by their terms (after giving effect to clause (i) of this Section 3(a)) to vest after the second anniversary of the Change in Control shall vest immediately and become exercisable or distributable (and any such awards that are scheduled by their terms to vest on or before the second anniversary of the Change in Control shall remain unchanged except as provided in clause (i) of this Section 3(a)); provided that if any such stock option, stock appreciation right, restricted stock unit or other equity award is not assumed or a cash payment of equivalent value is not substituted therefor (in either case with vesting terms no more restrictive than those of the assumed or substituted award) by any acquirer of or successor to the Company, then such stock option, stock appreciation right, restricted stock unit or other equity award shall become vested and exercisable in full upon such Change in Control; and

(iv) each outstanding equity award held by the Executive shall be deemed amended automatically to provide that, notwithstanding any provision of any Stock Plan, no outstanding share of restricted stock, stock option, stock appreciation right, restricted stock unit or other equity award held by the Executive may be terminated or forfeited without the Executive’s written consent (provided that this shall not prevent termination of (A) any unvested portion thereof that is terminated or forfeited upon termination of the Executive’s employment as provided in any agreement or certificate executed in connection with any such equity award, (B) a stock option the termination of which is covered by Section 8(i) of the Company’s 2000 Equity Incentive Plan, or (C) upon payment of a cash payment equivalent to the value of such terminated award).

The foregoing notwithstanding, this Section 3(a) shall not apply to any shares of restricted stock, restricted stock units or other equity awards granted to the Executive as an incentive bonus under any of the Company’s short-term incentive programs which are subject to performance criteria with a performance period of one year or less and  time-based vesting with an original vesting term of less than fifteen (15) months (collectively, “Bonus Equity”), which shall be treated as provided in Section 3(b)(ii).

(b) Bonus.  Effective upon (x) a Change in Control that occurs during the Executive’s employment or (y) a Change in Control Termination under Section 1(e)(iii):

(i)           the Executive shall be entitled to payment of a pro-rata portion of any annual cash incentive award for which the Executive is eligible for the fiscal year in which the Change in Control occurs, based on the Executive’s target cash bonus for such year and the percentage of the year completed through the date of the Change in Control, for the purposes of which any performance criteria applicable to such award shall be deemed to have been met in full, which payment shall be made in one lump sum within forty-five (45) days of the date of the Change in Control; and

           (ii)           the vesting schedule applicable to any Bonus Equity held by the Executive shall be amended automatically so that a pro-rata portion of any such Bonus Equity equal to the percentage of the respective fiscal year completed through the date of the Change in Control shall thereupon be vested and subject to no further restrictions, exercisable or distributable, as the case may be, and the portion not so vested shall thereupon automatically be cancelled and forfeited to the Company.

(c) Change in Control Termination Benefits.

(i) Equity Awards.  Effective upon a Change in Control Termination, the following shall occur:

(A) all outstanding stock options, stock appreciation rights, restricted stock units and other equity awards issued under any Stock Plan and held by the Executive (other than any Bonus Equity) shall immediately become vested and exercisable or distributable in full; and

(B) all restrictions applicable to restricted stock issued under any Stock Plan and held by the Executive (other than any Bonus Equity) shall immediately lapse.

(ii) Make-Up Payment.  Effective upon a Change in Control Termination under Section 1(e)(iii), the Company shall pay the Executive in a lump sum the amount equal to the sum of:

(x)           the excess, if any, of (A) the product of (1) the number of additional shares of the Company’s Common Stock that either were subject to options, stock appreciation rights or other awards that would have become vested and exercisable and/or were restricted stock or restricted stock units as to which the restrictions would have lapsed, in each case solely as a result of Section 3(c)(i), and for which the Executive would have been entitled to receive consideration in the Change in Control (on the same basis as other holders of Common Stock), had the Executive remained employed on the date of the Change in Control and was deemed to have exercised all the stock options that would then have become exercisable under Section 3(c)(i)(A) times (2) the amount per share of the Company’s Common Stock (if any) received by the Company’s stockholders generally pursuant to the Change in Control (the “Shareholder Price”) over (B) the aggregate exercise price of all such additional stock options that the Executive would then have become able to exercise upon the Change in Control as a result of Section 3(c)(i)(A) (whereupon all such stock options, stock appreciation rights, and other awards shall terminate and shall no longer be exercisable); and

(y)  the excess, if any, of (A) the product of (1) the number of shares of the Company’s Common Stock that the Executive (a) held on the date of termination of his employment or acquired upon exercise of stock options held on such date and (b) sold before the consummation of the Change in Control (the “Pre-Sold Shares”) times (2) the Shareholder Price over (B) the aggregate amount received by the Executive in the sale(s) of the Pre-Sold Shares.

The Company shall pay this lump sum payment within forty-five (45) days following the Executive’s termination date.

(iii) Salary, Bonus and Benefits.  Effective upon a Change in Control Termination, the Executive shall be entitled to the following:

(A) a lump sum payment in an amount equal to one times his base salary plus his target bonus, such salary to be the highest annual salary (excluding any bonuses) in effect with respect to the Executive during the six-month period immediately preceding the Executive’s termination and such target bonus to be the highest target bonus in effect with respect to the Executive for (1) the fiscal year in which the Change in Control occurs, (2) the fiscal year following the year in which the Change in Control occurs, or (3) the fiscal year in which the Change in Control Termination occurs, whichever is highest, payable within forty-five (45) days after the termination date; and

(B) continued participation in the Benefit Plans, subject to the terms and conditions of the respective plans and applicable law, for a period of one year following the termination date; provided that, to the extent that any of the Benefit Plans does not permit such continuation of the Executive’s participation following his termination or any such plan is terminated, the Company shall pay the Executive an amount which is sufficient for him to purchase equivalent benefits, such amount to be paid quarterly in advance; provided, further, however, that to the extent the Executive becomes eligible to receive medical, dental, vision and/or basic life insurance benefits under a plan provided by another employer, the Executive’s entitlement to participate in the corresponding Benefit Plans or to receive such corresponding alternate payments shall cease as of the date the Executive is eligible to participate in such other plan, and the Executive shall promptly notify the Company of his eligibility under such plan.

(iv)           Payments and benefits under this Section 3(c) shall be in lieu and without duplication of any amounts or benefits under Section 2, and the Executive shall be entitled to any such payments and benefits for no more than one year even if both such sections apply.  If, in the event of a Change in Control Termination under Section 1(c)(iii), the Executive becomes entitled to payments under this Section 3(c) after he has begun to receive payments under Section 2, he shall be entitled to a make-up payment to ensure that he receives the higher amount payable hereunder, with such make-up payment being made within forty-five (45) days following the Change in Control Termination.

(d)           Deemed Amendment of Equity Awards.  The Company and the Executive hereby agree that the agreements evidencing any equity awards to the Executive are hereby and will be deemed amended to give effect to the provisions of Sections 3 and 4 of this Agreement.

4. Death or Disability.

Effective upon termination of the Executive’s employment due to his death or by the Company due to his Disability, the following shall occur:

(a) all performance criteria applicable to any stock options, stock appreciation rights, restricted stock units, restricted stock or other equity awards issued under any Stock Plan and held by the Executive shall be deemed to have been met in full;

(b) all outstanding stock options, stock appreciation rights, restricted stock units and other equity awards issued under any Stock Plan shall immediately become vested and exercisable or distributable in full; and

(c) all restrictions applicable to restricted stock issued under any Stock Plan and held by the Executive shall immediately lapse;

(d) provided that this Section 4 shall not apply to any Bonus Equity.

5. Certain Payments to Specified Employees.

Notwithstanding anything to the contrary in this Agreement, if the Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) at the time of the Executive’s separation from service with the

 Company (in connection with a Change in Control Termination or otherwise), no payment or benefit payable or provided to the Executive pursuant to this Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Executive’s termination of employment with the Company will be paid or provided to the Executive prior to the earlier of (i) the expiration of the six (6) month period following the date of the Executive’s “separation from service” (as such term is defined by Code Section 409A and the regulations promulgated thereunder), or (ii) the date of the Executive’s death, but only to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2).   The payments and benefits to which the Executive would otherwise be entitled during the first six (6) months following his separation from service shall be accumulated and paid or provided, as applicable, in a lump sum, on the date that is six (6) months and one day following the Executive’s separation from service (or if such date does not fall on a business day of the Company, the next following business day) and any remaining payments or benefits will be paid in accordance with the normal payment dates specified for them herein.

6. Taxes.

(a) Withholding. All payments to be made to the Executive under this Agreement will be subject to any required withholding of federal, state and local income and employment taxes.  In addition, the Company may withhold from any payments hereunder any amounts attributable to withholding taxes applicable to the vesting of or lapse of restrictions on restricted stock or restricted stock units held by the Executive or the exercise of any nonqualified stock options held by the Executive, including, in its discretion withholding from any shares deliverable to the Executive such number of shares as the Company determines is necessary to satisfy such tax obligations, valued at their fair market value (determined pursuant to the respective Company equity compensation plan) as of the date of such vesting or lapse of restrictions.

(b) Limitations on Payments.

(i)           If it is determined that any payment, benefit or distribution provided for in this Agreement or otherwise (for the purposes of this Section 6(b), each, a “Payment” and collectively, the “Payments”) from the Company to or for the benefit of the Executive (x) constitutes a “parachute payment” within the meaning of Section 280G of the Code and (y) but for this subsection (b), would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), such Payments shall be either:

(A) delivered in full, or

(B) delivered to such lesser extent that would result in no portion of the Payments being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of the Payments may be taxable under Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 6(b)(i) shall be made in writing in good faith by an independent accounting firm selected by the Company, whose determinations shall be binding upon the Company and the Executive (the “Accountants”), in good faith consultation with the Executive.

(ii)           In the event a reduction in the Payments is required hereunder, the Company shall promptly give the Executive notice to that effect and the Executive may then determine, in his sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as, after such election, none of the Payments are subject to the Excise Tax), and shall advise the Company in writing of his election within ten (10) days of his receipt of the Company’s notice.  If no such election is made by the Executive within such period, the Company may determine which and how much of the Payments shall be eliminated or reduced (as long as, after such determination, none of the Payments are subject to the Excise Tax) and shall notify the Executive promptly of such determination.

(iii)           For purposes of making the calculations required by this Section 6(b), the Accountants may make reasonable assumptions and approximations concerning the application taxes and may rely on reasonable good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonable request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6(b).

(iv)           If the Payments are reduced to avoid the Excise Tax pursuant to Section 6(b)(i) hereof and notwithstanding such reduction, the IRS determines that the Executive is liable for the Excise Tax as a result of the receipt of Payments from the Company, then the Executive shall be obligated to pay to the Company (the “Repayment Obligation”) an amount of money equal to the “Repayment Amount.” The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Executive’s net proceeds with respect to the Payments (after taking into account the payment of the Excise Tax imposed on such benefits) shall be maximized. Notwithstanding the foregoing, the Repayment Amount shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax in accordance with the principles of Section 6(b)(i). If the Excise Tax is not eliminated through the performance of the Repayment Obligation, the Executive shall pay the Excise Tax. The Repayment Obligation shall be discharged within 30 days of either (A) the Executive’s entering into a binding agreement with the IRS as to the amount of Excise Tax liability, or (B) a final determination by the IRS or a court decision requiring the Executive to pay the Excise Tax from which no appeal is available or is timely taken.

7. Term.

Unless the Executive’s employment is earlier terminated, this Agreement shall continue in effect until 11:59 p.m. on September 30, 2011 and shall automatically renew thereafter on an annual basis for additional twelve-month terms unless either party provides written notice to the other party of non-renewal at least ninety (90) days prior to the expiration of the then current term.  If a Change in Control occurs while this Agreement is in effect, the term of this Agreement shall automatically be extended to the second anniversary of the Change in Control.  Upon the termination of this Agreement, the respective rights and obligations of the parties shall survive to the extent necessary to carry out the intentions of the parties as embodied herein.

8. Successors and Assigns.

(a) This Agreement is personal to the Executive and is not assignable by the Executive, other than by will or the laws of descent and distribution, without the prior written consent of the Company.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor or acquirer (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as defined above and any successor to or acquirer of its business and/or assets that assumes and agrees to perform this Agreement.

9. No Duty to Mitigate.

In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as contemplated by Sections 2(b) and 3(c)(iii)(B)hereof, any benefits payable to the Executive hereunder shall not be subject to reduction for any compensation received from other employment.

10. Conditions to Payment of Severance.

Notwithstanding any other provision of this Agreement, the Executive’s entitlement to receive any of the payments and other benefits contemplated by Sections 2, 3 or 4 (with respect to Disability) hereof shall be contingent upon:

(a) execution by the Executive within forty-five (45) days of the termination of a general release in substantially the form of Appendix A hereto (the “Release”), which has not subsequently been revoked, and the Executive hereby acknowledges and agrees that the Company’s entering into this Agreement and agreement to make such payments are and shall be good and sufficient consideration for such Release; and

(b) the Executive’s continued compliance with the material terms of this Agreement, as applicable, and those of his Non-Disclosure, Non-Competition and Invention Agreement with the Company.

11. Miscellaneous.

(a) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except any such laws that would render such choice of law ineffective.

(b) Compliance with Section 409A. This Agreement is intended, to the extent applicable, to constitute good faith compliance with the requirements of Section 409A of the Code.  The Company and the Executive agree that they shall cooperate in good faith to amend any provision hereof to the extent required to maintain compliance with the provisions of Section 409A of the Code as they may be modified hereafter (including by subsequent regulations or other guidance of the Internal Revenue Service).

(c) Amendment.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d) Partial Invalidity.  If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

(e) Entire Agreement; Effect of Current Agreement.  This Agreement constitutes the entire understanding and agreement between the parties hereto with regard to the compensation and benefits payable to the Executive in the respective circumstances described herein, superseding all prior understandings and agreements, whether oral or written.

(f) Expenses.  The Company agrees to pay as incurred and within twenty (20) days after submission of supporting documentation, to the full extent permitted by law, all legal fees and expenses the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement) with respect to which the Executive is successful on the merits, plus, in each case, interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.  The Company’s payment of any eligible expenses must be made no later than December 31 of the year after the year in which the expense was incurred.

(g) Notices.  All notices and other communications hereunder shall be in writing and shall be delivered by hand delivery, by a reputable overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid.  Notice to the Executive shall be addressed to the Executive at his last address contained in the records of the Company, and notice to the Company shall be addressed to:

           Parametric Technology Corporation
           140 Kendrick Street
           Needham, MA 02494
   Attention: General Counsel

Notice shall be addressed to such other address as either party shall have furnished to the other in writing in accordance herewith.  Any notice or communication shall be deemed to be delivered upon the date of hand delivery, one day following delivery to an overnight courier service, or three days following mailing by registered or certified mail.

EXECUTED as of the date first written above.

PARAMETRIC TECHNOLOGY CORPORATION By:/s/ James E. Heppelmann Title: President and CEO-Elect	JEFFREY D. GLIDDEN By:/s/ Jeffrey D. Glidden